                                                                  EXECUTION COPY
================================================================================

                            PRECISE TECHNOLOGY, INC.





                                   $75,000,000

                   11 1/8% Senior Subordinated Notes due 2007





                               Purchase Agreement

                                  June 10, 1997




                            BEAR, STEARNS & CO. INC.

                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED



================================================================================

                            PRECISE TECHNOLOGY, INC.

                                   $75,000,000
                   11 1/8% Senior Subordinated Notes due 2007


                               PURCHASE AGREEMENT

                                                                   June 10, 1996
                                                              New York, New York

BEAR, STEARNS & CO. INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies & Gentlemen:

      Precise Technology, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchasers") $75,000,000 aggregate principal amount of its 11 1/8% Senior Subordinated Notes due 2007 (the "Notes"), subject to the terms and conditions set forth herein. The Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined below), among the Company and Marine Midland Bank, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

     1. Issuance of Securities. The Company proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchasers an aggregate of $75,000,000 principal amount of Notes. The Company's payment obligations under the Subordinated Notes (as defined below) will be jointly and severally guaranteed (the "Subsidiary Guarantees") on a senior subordinated basis by Precise TMP, Inc., Massie Tool, Mold & Die, Inc., Precise Polestar, Inc., Precise Technology of Delaware Inc. and Precise Technology of Illinois Inc. (collectively, the "Guarantors") pursuant to the Subsidiary Guarantees. The Notes and the New Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Subordinated Notes." All references to Notes, New Notes and Subordinated Notes shall be deemed to include the Subsidiary Guarantees related thereto.

     Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "Act"), the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

     "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE

     ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT

     IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
     ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF THE ISSUER SO REQUESTS, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND
     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT."

     2. Offering. The Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Act. The Company has prepared a preliminary offering memorandum, dated May 19, 1997 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated June 10, 1997 (the "Offering Memorandum"), relating to the Company and the Notes.

     The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"), (ii) a limited number of other institutional "accredited investors," as defined in Rule 501(a) (1),
(2), (3) or (7) under the Act, that, prior to their purchase of the Notes, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Annex A to the Offering Memorandum (each, an "Accredited Institution"), and (iii) to non-U.S. persons permitted to purchase the Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i), (ii) and (iii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Notes to Eligible

Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

     Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement") in substantially the form of Exhibit A hereto, to be dated the Closing Date, for so long as such Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the 111/8% New Senior Subordinated Notes due 2007 (the "New Notes") to be offered in exchange for the Notes (the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Notes, and to use their best efforts to cause such Registration Statements to be declared effective and to consummate the Exchange Offer. This Agreement, the Subordinated Notes, the Subsidiary Guarantees, the Indenture and the Registration Rights Agreement, are hereinafter sometimes referred to collectively as the "Operative Documents."

     3. Purchase, Sale and Delivery. (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Company, $75,000,000 aggregate principal amount of Notes. The purchase price for the Notes will be $970.00 per $1,000 principal amount thereof.

     (b) Delivery of the Notes shall be made, against payment of the purchase price therefor, at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 A.M. New York City time, on June 13, 1997, or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

     (c) Notes sold by the Initial Purchasers to QIBs, Accredited Institutions and pursuant to Regulations S will be represented by separate Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), each having an aggregate principal amount corresponding to the aggregate principal amount of the Notes sold to such QIBs, Accredited Institutions and pursuant to Regulations S (collectively, the "Global Notes"). The Global Notes shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the purchase price thereof by wire transfer in same day funds to the order of the Company. The Global Notes shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

     4. Agreements of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, covenants and agrees with the Initial Purchasers as follows:

          (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Subordinated Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that, in the reasonable opinion of either counsel to the Company or counsel to the Initial Purchasers, makes any statement of a material fact made in the Preliminary

     Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company and the Guarantors shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Subordinated Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Subordinated Notes under any state securities or Blue Sky laws, the Company and the Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company and the Guarantors consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

          (c) Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised thereof and shall not have objected thereto within a reasonable time after being furnished a copy thereof. The Company shall promptly prepare, upon the Initial Purchasers' reasonable request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

          (d) If, after the date hereof and prior to the consummation of any Exempt Resale, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of counsel for the Company or counsel for the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchasers (who will thereafter not use such Offering Memorandum to confirm sales of the Notes until it is appropriately amended or supplemented) and (ii) to prepare promptly an appropriate amendment or supplement to such Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law.

          (e) To cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Subordinated Notes under the securities or Blue Sky laws of such jurisdictions of the United States as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that neither the Company nor any Guarantor shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject.

          (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Company and the Guarantors hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the qualification or registration of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the preparation and delivery of all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and all other documents prepared and delivered in connection herewith and with the Exempt Resales and the reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto (provided that such fees and disbursements shall not exceed $10,000 in the aggregate)), (iii) the preparation, issuance, transfer and delivery by the Company of the Notes and the Guarantors of the Subsidiary Guarantees to the Initial Purchasers, (iv) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (v) the fees, disbursements and expenses of the Company's and Guarantors' counsel and accountants, (vi) all expenses and listing fees in connection with the application for quotation of the Subordinated Notes in the National Association of Securities Dealers, Inc. ("NASD") Private Offering, Resales and Trading through Automated Linkages ("PORTAL") market,
     (vii) all fees and expenses (including fees and expenses of counsel to the Company) of the Company and the Guarantors in connection with the approval of the Subordinated Notes by DTC for "book-entry" transfer, (viii) rating the Subordinated Notes by rating agencies, (ix) the reasonable fees and expenses of the Trustee and its counsel, (x) the performance by the Company and the Guarantors of their other obligations under this Agreement and the other Operative Documents and (xi) "roadshow" travel and other reasonable expenses incurred in connection with the marketing and sale of the Notes (other than customary expenses paid for by the Initial Purchasers).

          (g) To use the proceeds from the sale of the Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

          (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Subordinated Notes.

          (i) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Subordinated Notes.

          (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

          (k) For so long as any of the Subordinated Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), upon request, to make available to any QIB or beneficial owner of Notes in connection with any sale thereof and any prospective purchaser of such Notes from such QIB or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

          (l) To cause the Exchange Offer to be made in the appropriate form to i permit registered New Notes to be offered in exchange for the Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer, subject to the terms of the Registration Rights Agreement.

          (m) To comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Subordinated Notes by DTC for "book-entry" transfer.

          (n) To use its best efforts to effect the inclusion of the Subordinated Notes in PORTAL and to obtain approval of the Notes by DTC for "book-entry" transfer.

          (o) For so long as any of the Subordinated Notes remain outstanding, to deliver without charge to the Initial Purchasers, as they may reasonably request, promptly upon their becoming available, copies of all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange, all publicly available information that the Company distributes to its public stockholders and such other publicly available information concerning the Company or its Subsidiaries, including without limitation, press releases.

          (p) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared in the ordinary course by the Company, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

          (q) Not to take and not permit any of its Subsidiaries to take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Subordinated Notes. Except as permitted by the Act, the Company will not distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum, or (iii) other offering material in connection with the offering and sale of the

     Subordinated Notes.

          (r) To comply with all of its agreements in the Indenture, the Registration Rights Agreement and the other Operative Documents.

     5. Representations and Warranties. (a) The Company and the Guarantors, jointly and severally, represent and warrant to the Initial Purchasers that:

     (i) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum, at the date thereof and at all time subsequent thereto to the date hereof, and the Offering Memorandum as of the date hereof, do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company, in writing, by the Initial Purchasers expressly for use therein.

          (ii) When the Notes are issued and delivered pursuant to this Agreement, no Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

          (iii) Each of the Company and its Subsidiaries (A) has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, (B) has all requisite corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not reasonably be expected to (y) result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole or (z) result in a material adverse affect on the ability of the Company and the Guarantors to perform their respective obligations under this Agreement and the other Operative Documents (any of the events set forth in clauses (y) or (z), a "Material Adverse Effect").

          (iv) All of the outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. On March 31, 1997, after giving pro forma effect to the issuance and sale of the Notes pursuant hereto and the consummation of the other Refinancing Transactions (as defined in the Offering Memorandum) in the manner contemplated in the Offering Memorandum, the Company would have had an authorized and outstanding consolidated capitalization as set forth in the Offering Memorandum under the caption "Capitalization."

          (v) Except for capital stock of the Company's Subsidiaries pledged in connection with the New Credit Agreement, (i) all of the outstanding capital stock of each of the Company's Subsidiaries is owned by the Company, directly or through another Subsidiary, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance and (ii) there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its Subsidiaries.

          (vi) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Subordinated Notes as provided herein and therein.

          (vii) Each Guarantor has all requisite corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to endorse its guarantee on the Subordinated Notes as provided herein and therein.

          (viii) This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Guarantors and (assuming the due authorization, execution and delivery by the Initial Purchasers) is a valid and binding agreement of the Company and the Guarantors, enforceable against them in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions relating to or affecting the rights of creditors generally or by general principles of equity, and except as rights to indemnification and contribution may be limited by applicable law.

          (ix) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will be a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions relating to or affecting the rights of creditors generally or by general principles of equity, and except as rights to indemnification and contribution may be limited by applicable law.

          (x) The Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company pursuant to this Agreement and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions relating to or affecting the rights of creditors generally or by general principles of equity, and except as rights to indemnification and contribution may be limited by applicable law.

          (xi) The New Notes have been duly and validly authorized for issuance by the Company and, when executed, issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions relating to or affecting the rights of creditors generally or by general principles of equity, and except as rights to indemnification and contribution may be limited by applicable law.

          (xii) The Subsidiary Guarantees have been duly and validly authorized by each of the Guarantors and, when executed, issued and authenticated in accordance with the terms of the Indenture and when the Subordinated Notes have been executed, issued, authenticated and delivered in accordance with the terms thereof, will be valid and binding agreements of the Guarantors, enforceable against them in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions relating to or affecting the rights of creditors generally or by general principles of equity, and except as rights to indemnification and contribution may be limited by applicable law.

          (xiii) No registration under the Act of the Notes is required for the sale of the Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (A) that the purchasers who buy the Notes in the Exempt Resales are Eligible Purchasers and (B) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of Notes to the Initial Purchasers and the Exempt Resales contained herein. No form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) was used by the Company, the Guarantors or any of their representatives (other than the Initial Purchasers, as to which the Company and the Guarantors make no representation or warranty) in connection with the offer and sale of any of the Notes in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the Company or any of its Subsidiaries within the six-month period immediately prior to the date hereof.

          (xiv) The Registration Rights Agreement has been duly and validly authorized by each of the Company and the Guarantors and, when duly executed and delivered by each of the Company and the Guarantors (assuming due authorization, execution and delivery thereof by the Initial Purchasers), will be a valid and binding agreement of each of the Company and the Guarantors, enforceable against them in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions relating to or affecting the rights of creditors generally or by general principles of equity, and except as rights to indemnification and contribution may be limited by applicable law.

          (xv) The New Credit Agreement (as defined in the Offering Memorandum) has been duly and validly authorized by each of the Company and its Subsidiaries party thereto and, when duly executed and delivered by each of the Company and its Subsidiaries party thereto (assuming the due authorization, execution and delivery by the agent and the lenders party thereto), will be a valid and binding agreement of each of the Company and its Subsidiaries party thereto, enforceable against them in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions relating to or affecting the rights of creditors generally or by general principles of equity, and except as rights to indemnification and contribution may be limited by applicable law.

          (xvi) The Amendment and Consent Agreement (the "Amendment and Consent Agreement"), by and among the parties to the Warrant Agreement (as defined in the Offering Memorandum) and the Shareholder Agreement (as defined in the Offering Memorandum) has been duly and validly authorized, executed and delivered by each of Parent (as defined in the Offering Memorandum) and the Company and, (assuming the due authorization, execution and delivery by the other parties thereto), is a valid and binding agreement of each of Parent and the Company, enforceable against them in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions relating to or affecting the rights of creditors generally or by general principles of equity, and except as rights to indemnification and contribution may be limited by applicable law.

          (xvii) The terms of Indenture, the Notes, the New Notes, the Subsidiary Guarantees, the Registration Rights Agreement and the New Credit

     Agreement, respectively, when executed and delivered, will conform in all material respects to the descriptions thereof in the Offering Memorandum.

          (xviii) None of (A) the execution, delivery or performance by the Company and the Guarantors of this Agreement and the other Operative Documents, (B) the issuance and sale of the Subordinated Notes and the Subsidiary Guarantees by the Company and the Guarantors and (C) the consummation by the Company and the Guarantors of the transactions described in the Offering Memorandum under the caption "Use of Proceeds," violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or requires consent under (other than those as to which the requisite waivers or consents have been obtained or will be obtained on or prior to the Closing Date by the Company or any of its Subsidiaries), or results in the imposition of a lien or encumbrance on any properties of the Company or any of its Subsidiaries (except as contemplated by any of the Operative Documents or the New Credit Agreement), or an acceleration of any indebtedness of the Company or any of its Subsidiaries pursuant to (assuming compliance with all applicable state securities or Blue Sky laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in this Agreement), (1) the charter or bylaws of the Company or any of its Subsidiaries, (2) any material obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their property is or may be bound (except any such agreement or instrument that is terminated on or prior to the Closing Date and after giving effect to any amendment of such agreement or instrument on or prior to the Closing Date), (3) any statute, rule or regulation applicable to the Company, the Guarantors or any Subsidiary thereof or any of their assets or properties (whether owned or leased), or
     (4) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its Subsidiaries or any of their assets or properties, except for violations, conflicts, breaches or defaults with respect to clauses (C)(2) through (C)(4) of this paragraph that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company and the Guarantors, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such agreement or instrument referred to in clause (C)(2), except for such defaults that would not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with any court or governmental agency, body or administrative agency having jurisdiction over the Company, any of the Guarantors or any of their respective properties or assets is required for (i) the execution, delivery and performance by the Company and the Guarantors of this Agreement and the other Operative Documents, (ii) the issuance and sale of the Subordinated Notes and the

     Subsidiary Guarantees by the Company and the Guarantors and the transactions contemplated hereby and thereby, or (iii) the consummation by the Company and the Guarantors of the transactions described in the Offering Memorandum under the caption "Use of Proceeds," except such as have been obtained or made or will be obtained or made on or prior to the Closing Date or (w) as may be required under state securities or Blue Sky laws or the laws of any foreign jurisdiction in connection with the offer and sale of the Subordinated Notes and the Subsidiary Guarantees, (x) as may be required by the NASD, (y) in the case of the Registration Rights Agreement and the transactions contemplated thereby, under the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and (z) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (xix) There is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries, now pending or, to the best knowledge of the Company or any Subsidiary, threatened to which the Company or any Subsidiary thereof is or may be a party or to which the business or property of the Company or any Subsidiary thereof is or may be subject, (B) no statute, rule, regulation or order applicable to the Company or any Subsidiary or any of their respective businesses or properties that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the Company, that has been proposed by any governmental body or (C) no injunction, restraining order or order by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary thereof is or may be subject or to which the business, assets, or property of the Company or any Subsidiary thereof are or may be subject, that, in the case of clauses (A),
     (B) and (C) above, (1) would be required to be disclosed in the Preliminary Offering Memorandum and the Offering Memorandum if each of such documents were a prospectus under the Act and that is not so disclosed, or (2) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (xx) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that has jurisdiction over the Company or any of its Subsidiaries that prohibits the issuance of the Subordinated Notes or prohibits the use of the

     Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prohibits the issuance of the Subordinated Notes or prohibits the sale of the Subordinated Notes in any jurisdiction referred to in
     Section 4(e) hereof.

          (xxi) There is (A) no material unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company and the Guarantors, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company and the Guarantors, threatened against any of them, (B) no material strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company and the Guarantors, threatened against any of them and (C) to the best knowledge of the Company and the Guarantors, no union representation question existing with respect to the employees of the Company and its Subsidiaries which, in the case of clauses (A), (B) or (C), would reasonably be expected to have a Material Adverse Effect. None of the Company or any of its Subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees applicable to the Company or any of its Subsidiaries, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder applicable to the Company or any of its Subsidiaries, which, in the case of clauses (A), (B) or (C), would reasonably be expected to have a Material Adverse Effect.

          (xxii) None of the Company or any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") which would reasonably be expected to have a Material Adverse Effect.

          (xxiii) There is no liability, or to the best knowledge of the Company, alleged potential liability, (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any of its Subsidiaries arising out of, based on or resulting from (a) the presence or release into the environment of any Hazardous Material (as defined herein) at any location, whether or not owned by the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect or (b) any violation or alleged violation of any Environmental Law, which alleged or potential liability would be required to be disclosed in the Offering Memorandum if such document were a prospectus under the Act and that is not so disclosed. The term "Hazardous Material" means (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material waste or substance regulated under or within the meaning of any other Environmental Law.

          (xxiv) The Company and each of its Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate their respective properties and to conduct their respective businesses in the manner described in the Offering Memorandum, except for those permits the absence of which would not reasonably be expected to have a Material Adverse Effect; the Company and each of its Subsidiaries has fulfilled and performed all of its obligations with respect to such permits, except for such obligations the failure of which to be fulfilled or performed would not reasonably be expected to have a Material Adverse Effect, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, except for any such events that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and, except as described in the Offering Memorandum, such permits contain no restrictions that are or will be materially burdensome to the Company or any of its Subsidiaries.

          (xxv) Each of the Company and its Subsidiaries has, (A) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions (except Permitted Liens (as defined in the Offering Memorandum under "Description of Notes") and liens under agreements that will be terminated on the Closing Date), (B) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and (C) all material licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all material declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business conducted by it in the manner described in the Offering Memorandum, except, in the case of clauses (A), (B) and (C), for such exceptions which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No proceeding has been instituted by any governmental body or agency to limit, suspend or revoke any such Authorization, except such proceedings which, individually, or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All such Authorizations are and, after giving effect to the Refinancing Transactions, will be valid and in full force and effect and the Company and its Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except for such noncompliances which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All material leases to which the Company or any of its Subsidiaries is a party are valid and binding and no default by the Company or any of its Subsidiaries has occurred and is continuing thereunder and, to the best knowledge of the Company and the Guarantors, no defaults by the other parties thereto are existing under any such lease that adversely affect the Company's or any Guarantor's rights under such lease in any material respect.

          (xxvi) The material properties of the Company and its Subsidiaries are in good repair (reasonable wear and tear excepted) and are suitable for their uses, with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

          (xxvii) The Company and each of its Subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property"), the absence of which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing. The use of the Company's material Intellectual Property in connection with the business and operations of the Company and its Subsidiaries as it is now conducted does not infringe on the rights of any person.

               (xxviii) All tax returns required to be filed by the Company and except where the failure to file such tax returns would not reasonably be expected to have a Material Adverse Effect. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those for which the failure to pay would not reasonably be expected to have an Material Adverse Effect or that are being contested in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest. To the knowledge of the Company and the Guarantors, there are no material proposed additional tax assessments against the Company, any of its Subsidiaries or the assets or property of the Company or any of its Subsidiaries.

          (xxix) None of the Company or any of its Subsidiaries is an "investment company" or a "promoter" or "principal" for an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (xxx) There are no holders of securities of the Company or any of its Subsidiaries who, by reason of the execution by the Company and the Guarantors of this Agreement or any other Operative Document or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any of its Subsidiaries register under the Act securities held by them.

          (xxxi) Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

          (xxxii) Each of the Company and its Subsidiaries maintains insurance (including self-insurance) covering its properties, operations, personnel and businesses and, in the reasonable judgment of the Company, such insurance will insure against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its Subsidiaries and their respective businesses. None of the Company or any of its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All material insurance policies will be outstanding and in full force and effect as of the Closing Date.

          (xxxiii) None of the Company or any Guarantor has (a) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any Guarantor to facilitate the sale or resale of the Notes or (b) since the date of the Preliminary Offering Memorandum
     (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any Guarantor, except as disclosed in the Offering Memorandum.

          (xxxiv) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Notes to be purchased by the Eligible Purchasers will not involve any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 on the part of the Company or any of its Subsidiaries. The representation made by the Company and the Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the caption "Notice to Investors."

          (xxxv) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

          (xxxvi) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as disclosed in the Offering Memorandum, (a) none of the Company or any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, (b) there has not been, singly or in the aggregate, any change or development which would reasonably be expected have a Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (xxxvii) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Subordinated Notes, the application of the proceeds from the issuance and sale of the Subordinated Notes and the consummation of the Refinancing Transactions as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

          (xxxviii) The Company has no direct or indirect Subsidiaries other than the Guarantors.

          (xxxix) To the best knowledge of the Company and the Guarantors, the accountants who have certified or will certify the financial statements included or to be included as part of the Offering Memorandum are independent accountants. The historical financial statements of the Company and its Subsidiaries comply as to form in all material respects with the accounting requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the financial position and results of operations of the Company and its Subsidiaries at the dates and for the periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The pro forma financial statements included in the Offering Memorandum have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the other Operative Documents; and such pro forma financial statements comply as to form in all material respects with the accounting requirements applicable to registration statements on Form S-1 under the Act. In the opinion of the Company and the Guarantors, the assumptions used in the preparation of the pro forma financial statements are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented in all material respects and were prepared on a basis consistent with the financial statements, historical and pro forma, included in the Offering Memorandum and the books and records of the Company and the Guarantors.

          (xl) The Company and the Guarantors do not intend to, nor do they believe that they will, incur debts beyond their ability to pay such debts as they mature. Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and the present fair saleable value of the assets of the Company on a consolidated basis will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. Immediately after the consummation of the transactions contemplated by this Agreement, the assets of the Company on a consolidated basis will not constitute unreasonably small capital to carry out its businesses as it is proposed to be conducted, including the capital needs of the Company on a consolidated basis, taking into account the projected capital requirements and capital availability.

          (xli) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and any other person or between any Guarantor and any other person that would give rise to a valid claim against the Company, any Guarantor or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Subordinated Notes.

          (xlii) The Company and each of its Subsidiaries have complied with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

          (xliii) Each certificate signed by any officer of the Company or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or the Guarantor, as the case may be, to the Initial Purchasers as to the matters covered thereby.

          (xliv) Prior to the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act.

          (xlv) None of the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Notes or the Subsidiary Guarantees.


     The Company and the Guarantors acknowledge that each of the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel for the Company and the Guarantors and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

     (b) Each of the Initial Purchasers individually represents, warrants and covenants to the Company and the Guarantors and agrees that:

          (i) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

          (ii) Such Initial Purchaser (A) is not acquiring the Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, (y) not more than ten Accredited Institutions that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Memorandum and

     (z) persons other than U.S. persons (as such term is defined in Regulation
     S) in offshore transactions in reliance upon Regulation S under the Act.

          (iii) No form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) nor any conduct constituting a public offering within the meaning of Section 4(2) of the Act has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (iv) Such Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, Eligible Purchasers. The Initial Purchaser further agrees that it will offer to sell the Notes only to, and will solicit offers to buy the Notes only from, (1)(A) QIBs who, in purchasing the Notes will be deemed to have represented and agreed that (x) they are purchasing the Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (y) they acknowledge that the seller of such Notes may be relying on the exemption from the provisions of Section 5 of the Act provided by Rule 144A thereunder and that such Notes will not have been registered under the Act, (B) Accredited Institutions who make the representations contained in, and execute and return to the Initial Purchaser, a certificate in the form of Annex A attached to the Offering Memorandum and (C) Regulation S purchasers who, in purchasing the Notes will be deemed to have represented and agreed that their purchase of Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act and (2) Eligible Purchasers that agree that (x) Notes purchased by them may be resold, pledged or otherwise transferred only (I) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A under the Act,
     (II) in a transaction meeting the requirements of Rule 144 under the Act,
     (III) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 of the Act, (IV) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company), (V) to the Company or (VI) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

          (v) None of such Initial Purchaser nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Notes or the Subsidiary Guarantees.

          (vi) The Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold to persons who are not U.S. persons only in offshore transactions (as such terms are defined in Regulation S).

          (vii) The sale of the Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (viii) Such Initial Purchaser further represents and agrees that (1) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

     Each of the Initial Purchasers understands that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel for the Company and counsel for the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     6. Indemnification.

          (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each of the Initial Purchasers, (ii) each person, if any, who controls either of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and
     (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor any Guarantor will be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (i) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein or (ii) is caused by an untrue statement or omission or alleged untrue statement or omission that was contained or made in the Preliminary Offering Memorandum and (1) any such loss, liability, claim, damage or expense suffered by any indemnified party resulted from an action, claim, or suit by any person who purchased Notes from the Initial Purchasers in the Offering, (2) the Initial Purchasers failed to deliver or provide a copy of the Offering Memorandum to such person at or prior to the confirmation of the sale of such Notes, (3) the Company shall have previously furnished copies of the Offering Memorandum to the Initial Purchasers and (4) the Offering Memorandum (as so amended and supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense. This indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have, including under this Agreement.


          (b) Each of the Initial Purchasers, severally and not jointly, agrees to indemnify and hold harmless (i) each of the Company and the Guarantors,
     (ii) each person, if any, who controls the

     Company or any Guarantor within the meaning of Section 15 of the Act or
     Section 20(a) of the Exchange Act and (iii) their respective officers, directors, partners, members, employees, representatives and agents or any controlling person to the fullest extent lawful from and against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein; provided, however, that in no case shall the Initial Purchasers be liable or responsible for any amount in excess of the discounts and commissions received by the Initial Purchasers, as set forth on the cover page of the Offering Memorandum. This indemnity will be in addition to any liability which the Initial Purchasers may otherwise have, including under this Agreement.

          (c) Promptly after receipt by an indemnified party under subsection
     (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 or otherwise except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have been advised in writing by counsel that there may be legal defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought; provided, however, that the indemnifying party shall be liable for separate counsel for any indemnified party in a jurisdiction, if counsel to the indemnified party or parties shall have reasonably concluded in writing that there may be defenses available to such indemnified party that are different from or additional to those available to one or more of the other indemnified parties and that separate counsel for such indemnified party is prudent under the circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, however, that such consent was not unreasonably withheld.

     7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable to an indemnified party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company or the Guarantors, any contribution received by the Company or the Guarantors from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company or the Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company, the Guarantors and one or both of the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Guarantors, on one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of Notes (net of discounts but before deducting expenses) received by the Company and the Guarantors and (ii) the discounts received by the Initial Purchasers, respectively, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantors, on one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall either of the Initial Purchasers be required to contribute any amount in excess of the amount by which the discount applicable to the Notes purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (A) each person, if any, who controls either of the Initial Purchasers within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company or such Guarantor, subject in each case to clauses
(i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise (except to the extent it has been prejudiced in any material respect by such failure). No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such written consent was not unreasonably withheld.

     8. Conditions of Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Notes, as provided herein, shall be subject to the satisfaction or waivers of the following conditions:

          (a) All of the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company and the Guarantors shall have performed or complied in all material respects with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (b) The Offering Memorandum shall have been printed and copies made available to the Initial Purchasers not later than 12:00 p.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or, to the best knowledge of the Company, threatened.

          (c) As of the Closing Date, no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prohibit the issuance of the Notes; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company and the Guarantors, threatened against, the Company or any of the Guarantors before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which would reasonably be expected to have a Material Adverse Effect.

          (d) Since the dates as of which information is given in the Offering Memorandum and except as disclosed in the Offering Memorandum, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company and the Guarantors from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company on any class of its capital stock, and (iii) neither the Company nor any of its Subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any change in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company or the Guarantors which has had or would reasonably be expected to have a Material Adverse Effect.

          (e) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed on behalf of the Company and the Guarantors by the Chief Executive Officer, President or any Vice President and the Controller or other principal financial or accounting officer of the Company, in form and substance reasonably satisfactory to the Initial Purchasers, confirming, as of the Closing Date, (i) the matters set forth in paragraphs
     (a), (b), (c) and (d) of this Section 8, (ii) each signer of such certificate has examined the Offering Memorandum and the Offering Memorandum does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) that, as of the Closing Date, the obligations of the Company and the Guarantors to be performed hereunder on or prior thereto have been duly performed in all material respects.

          (f) The Initial Purchasers shall have received on the Closing Date (i) an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, of Winston & Strawn, counsel for the Company and the Guarantors, to the effect set forth in Exhibit B hereto (with customary exceptions and qualifications) and (ii) copies of each opinion of counsel to the Company or the Guarantors, if any, delivered in connection with the New Credit Agreement and the Amendment and Consent Agreement, which opinions shall allow the Initial Purchasers to rely thereon.

          (g) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Latham & Watkins, counsel to the Initial Purchasers, covering such matters as are customarily covered in such opinions.

          (h) At the time this Agreement is executed and at the Closing Date, the Initial Purchasers shall have received from Ernst & Young LLP,

     independent public accountants for the Company, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers with respect to the financial statements for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996 and certain other financial information of the Company contained in the Offering Memorandum.

          (i) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (j) Prior to the Closing Date, the Company and the Guarantors shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

          (k) The Company, the Guarantors and the Trustee shall have entered into the Indenture and the Subsidiary Guarantees, as the case may be, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (l) The Company and the Guarantors shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (m) The Company and its Subsidiaries party thereto shall have entered into the New Credit Agreement, in the form attached hereto as Exhibit C (with such changes as the Initial Purchasers shall have agreed to in their reasonable discretion), and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

          (n) Each condition to the initial borrowing under the New Credit Agreement (other than the issuance and sale of the Subordinated Notes pursuant hereto) shall have been satisfied or waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the New Credit Agreement. At or prior to the Closing Date, the closing under the New Credit Agreement shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum and the Initial Purchasers shall have received evidence satisfactory to the Initial Purchasers of the consummation thereof.

          (o) The Amendment and Consent Agreement, in form and substance reasonably acceptable to the Initial Purchasers, shall have been executed by all the parties thereto and shall have become effective, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

          (p) Mentmore (as defined in the Offering Memorandum) and the Company shall have entered into the Management Agreement (as defined in the Offering Memorandum), in the form attached hereto as Exhibit D (with such changes as the Initial Purchasers shall have agreed to in their reasonable discretion), and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

          (q) Parent, the Company and the other parties thereto shall have entered into the First Amendment to Warrant Purchase Agreement, in the form attached hereto as Exhibit E (with such changes as the Initial Purchasers shall have agreed to in their reasonable discretion), and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

          (r) Parent, the Company and the other parties thereto shall have entered into the First Amendment to Shareholder Agreement, in the form attached hereto as Exhibit F (with such changes as the Initial Purchasers shall have agreed to in their reasonable discretion), and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

     All opinions, certificates, letters and other documents required by this
Section 8 to be delivered by the Company and the Guarantors will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. The Company and the Guarantors will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

     9. Initial Purchasers' Information. The Company and the Guarantors acknowledge that the statements with respect to the offering of the Notes set forth in the last paragraph of the cover page, the first sentence of the third paragraph, the sixth sentence of the fourth paragraph and the fifth paragraph under the caption "Plan of Distribution" in such Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Offering Memorandum.

     10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Initial Purchasers, the Company and the Guarantors contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers, any controlling person thereof or by or on behalf of the Company or any Guarantor or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Initial Purchasers. The representations contained in Section 5 and the agreements contained in Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to Section 11.

     11. Effective Date of Agreement; Termination.

          (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

          (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Company or any Guarantor if, on or prior to such date, (i) the Company or any Guarantor shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder at or prior thereto, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 8 is not fulfilled when and as required in any material respect (other than solely as a result of nonfulfillment of the condition set forth in Section 8(g)), (iii) since the date hereof, in the reasonable judgment of the Initial Purchasers, there shall have occurred an event or development that has or would be reasonably expected to have a Material Adverse Effect, other than as set forth in the Offering Memorandum, or (iv)(A) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company's securities or for securities in general; or (B) trading in securities generally on the New York or American Stock Exchanges shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchasers' reasonable judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum; or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' reasonable judgment, makes it inadvisable or impracticable to proceed with the delivery of the Notes as contemplated hereby.

          (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to any of clauses (iii) or (iv) of Section 11(b), in which case each party will be responsible for its own expenses), or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied (other than solely as a result of the nonfulfillment of the condition set forth in Section 8(g)) or because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or comply with any provision hereof, the Company and the Guarantors will reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith.

     12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: High Yield Capital Markets, telecopy number: (212) 272-2725, with a copy to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Roger H. Kimmel, Esq., telecopy number (212) 751-4864; and if sent to the Company or any Guarantor, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Precise Technology, Inc., 501 Mosside Boulevard, North Versailles, Pennsylvania 15137, Attention: Secretary, telecopy number: (412) 823-4110, with copies to Mentmore Holdings Corporation, 1430 Broadway, 13th Floor, New York, New York, 10018-3308, Attention: William L. Remley, telecopy number (212) 391- 1393 and Winston & Strawn, 200 Park Avenue, New York, New York 10166, Attention: Robert
W. Ericson, Esq., telecopy number (212) 294-4700; provided, however, that any notice pursuant to Section 7 shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing.

      13. Parties. This Agreement shall be binding upon the Initial Purchasers, the Company, and the Guarantors and their respective successors and assigns. This Agreement shall inure solely to the benefit of the Initial Purchasers, the Company and the Guarantors and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Subordinated Notes from the Initial Purchasers.

     14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

     15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

     16. Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

                           [Signature page to follow]

     If the foregoing correctly sets forth the understanding among the Initial Purchasers, the Company and the Guarantors please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                       Very truly yours,


                                       PRECISE TECHNOLOGY, INC.


                                       By: /s/ William L. Remley
                                       ----------------------------------------
                                           Name:
                                           Title:


                                       PRECISE TMP, INC.


                                       By: /s/ William L. Remley
                                       ----------------------------------------
                                           Name:
                                           Title:


                                       MASSIE TOOL, MOLD & DIE, INC.


                                      By:  /s/ William L. Remley
                                       ----------------------------------------
                                           Name:
                                           Title:


                                       PRECISE POLESTAR, INC.


                                       By: /s/ William L. Remley
                                       ----------------------------------------
                                           Name:
                                           Title:


                                       PRECISE TECHNOLOGY OF DELAWARE INC.


                                       By: /s/ William L. Remley
                                       ----------------------------------------
                                       Name:
                                       Title:



                                       PRECISE TECHNOLOGY OF ILLINOIS INC.


                                       By: /s/ William L. Remley
                                       ----------------------------------------
                                           Name:
                                           Title:

BEAR, STEARNS & CO. INC.


By: /s/ J. Andrew Bugas
   ----------------------------------
   Name: J. Andrew Bugas
   Title:


MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED


By: /s/ Gregory Alan Margolies
   ----------------------------------
   Name: Gregory Alan Margolies
   Title: Authorized Signatory